PRESS RELEASE
                    For Immediate Release



        WASTE SERVICES REPORTS SECOND QUARTER RESULTS

BURLINGTON,  Ontario, August 16, 2004 /PRNewswire-FirstCall/
- Waste Services, Inc. (Nasdaq: WSII) today reported financial results for the three months ended June 30, 2004. Revenue for the quarter increased by $41.3 million, or 132%, to $72.6 million in 2004 compared to $31.3 million in 2003. The increase is primarily attributable to new business acquisitions in the United States, since the company initiated a disposal-based growth strategy to enter the U.S. solid waste market in 2003. In the second quarter Waste Services completed its acquisitions of Florida Recycling Services and the Jacksonville, Florida operations of Allied Waste. Operating income before depreciation, depletion and amortization* was $8.7 million for the second quarter of 2004, compared to $3.5 million for the same period last year. Net loss attributable to Common Shareholders for the three months ended June 30, 2004, was $18.6 million, or $(0.21) per share, versus a loss of $16.0 million, or $(0.42) per share, for the comparable period last year.

For the six months ended June 30, 2004, revenue increased to $122.9 million from $56.6 million for the comparable period in 2003, an increase of $66.3 million, or 117%. Operating income before depreciation, depletion and amortization* was $14.4 million for the first six months of 2004, compared to $7.8 million for the same period last year. Net loss attributable to Common Shareholders was $29.3 million for the six months ended June 30, 2004, or $(0.37) per share, compared to a net loss attributable to Common Shareholders of $24.3 million, or $(0.67) per share for the comparable period last year.

As announced on August 2, the Company completed its corporate migration on July 31, pursuant to which Waste Services, Inc., a Delaware corporation, became the ultimate parent company and Capital Environmental Resource, Inc., an Ontario corporation and the former parent company, became a subsidiary. As part of this transaction, the company has changed its name to Waste Services, Inc. and changed its ticker symbol to "WSII".

In the second quarter, the company received permission to expand the service area of the JED Landfill, located in Osceola County Florida, to include 13 additional counties adjacent to the original service area. This service area expansion significantly broadens the waste shed from which the landfill can draw volume.

While most of the company's businesses have performed at or near management's second quarter expectations, the expected profit contribution from the JED Landfill in Florida and the performance of the operations acquired as part of the Florida Recycling Services acquisition have performed below expectations. Development delays related to the planned transfer station network and lower than expected volumes from third parties were the primary factors during the second quarter that resulted in lower than anticipated performance at the JED Landfill. As a result, the company failed to meet certain financial covenants contained in its senior credit agreement. The company is in discussions with its senior lenders concerning a temporary waiver regarding non-compliance with these covenants and expects to receive a waiver in the near-term.

Based on second quarter results and management's outlook for the balance of the year, the company has revised its internal expectations for the second half of 2004:

The company's Canadian operations and its operations in Florida acquired from Allied Waste are expected to perform within the range of previous expectations;

In the Phoenix market area, the company opened its Southeast Regional Landfill (formerly known as the Cactus Waste Landfill) and two transfer stations in July and expects the performance of its collection, transfer and disposal operations in Arizona to be in the range of previous expectations;

The company expects that its Fort Bend Regional Landfill, located outside of Houston, Texas, will be open by the end of August 2004. Management is currently addressing permitting issues which may delay the expected opening of the previously announced transfer station in the southwest Houston area that could deliver up to 850 tons per day of solid waste to the landfill. The transfer station was previously expected to open in the fourth quarter of 2004;

Management had previously expected that the JED Landfill would be receiving 3,000 to 4,000 tons per day by the end of 2004. This increase in volume was driven, in part, by the expectation of the opening of three transfer stations associated with the acquisition of Florida Recycling Services, which were all expected to be operating by the fourth quarter of 2004, enabling the company to internalize significant volume collected by its own operations into the JED Landfill. Due to development delays at each of the three transfer stations, the company now expects two of the transfer stations to open in the second quarter of 2005 and one transfer station to open in the third quarter of 2005. As a result, management now expects contribution from the JED Landfill in the third, fourth and first quarters will be below previous expectations;

The Company acquired Florida Recycling Services on April 30, 2004. The performance of the operations of Florida Recycling has been below our expectations and we are in the process of conducting a thorough review of all aspects of Florida Recycling's business in an effort to identify the factors contributing to this current level of performance;

Management has detailed action plans for each of its geographic markets targeting performance improvement driven by components such as landfill volume increases, operating expense reduction, improving working capital turnover, and rationalizing general and administrative expenses. In addition, the Company is currently undertaking a comprehensive review of its corporate, general and administrative expenses and expects to take steps to reduce these expenses in future periods. These action plans are expected to result in improvements to both profit margins and cash flow in each of the Company's geographic markets over the next several quarters;

The Chairman and Chief Executive Officer of the company, David Sutherland-Yoest, stated "While we are disappointed with the delay in getting the volumes into the JED Landfill and the performance of FRS, we remain confident in our market position and asset base in Florida. The balance of the company's businesses are performing as anticipated and we are working on increasing the contribution of the Florida business by taking aggressive steps to reduce costs and improve performance in all of our markets in the near-term. We are pleased to report there has not been any reported damage or disruption to the Company's operations in Florida as a result of Hurricane Charley over this past weekend. The Company is in the process of working together with its customers, government authorities and regulatory officials to proactively respond to their immediate increased needs for service."

*Reconciliation of Non-GAAP Measures for the Three  and  Six
Months Ended June 30, 2004 and 2003

The following table reconciles the differences between income (loss) from operations, as determined under U.S. GAAP,
and operating  income before  depreciation,  depletion   and
amortization, a non-GAAP financial measure (in thousands of U.S. dollars) (unaudited):

                                                         For the Three Months Ended       For the Six Months Ended
                                                                  June 30,                       June 30,
                                                             2004           2003             2004          2003
                                                         ____________   ___________       __________   ___________
Operating income before depreciation, depletion and
   amortization (1)................................       $     8,680    $    3,548        $  14,357    $    7,837
Depreciation, depletion and amortization...........             7,809         3,566           13,281         6,791
                                                         ____________   ___________       __________   ___________
Income (loss) from operations......................       $       871    $      (18)       $   1,076    $    1,046
                                                         ============   ===========       ==========   ===========

(1) Operating income before depreciation, depletion and amortization is presented because the Company believes that it may be used by certain investors to analyze and compare the Company's operating performance between accounting periods and against the operating results of other companies that have different financing and capital structures or tax rates. In addition, management uses operating income before depreciation, depletion and amortization, among other things, as an internal performance measure. The Company's lenders also use operating income before depreciation, depletion and amortization to measure the Company's ability to service and/or incur additional indebtedness under its credit facility. However, operating income before depreciation, depletion and amortization should not be considered in isolation or as a substitute for net income, cash flows or other financial statement data prepared in accordance with U.S. GAAP or as a measure of a
     company's   performance,  profitability  or  liquidity.
     Operating income before depreciation, depletion and amortization is not calculated under U.S. GAAP and therefore is not necessarily comparable to similarly titled measures of other companies.

The company will host an investor and analyst conference call on Tuesday, August 17, 2004 at 8:30 a.m. (EDT) to discuss the results of today's earnings announcement. If you wish to participate in this call, please contact the conference call operator at (866) 546-6145. For those unable to listen to the live call, a telephonic replay of the call will be available until August 31. 2004 by phoning
(800)   408-3053   or  (416)  695-5800  and   entering   the
reservation number 3090002.

        Safe Harbor for Forward-Looking Statements

Certain matters discussed in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities
Exchange   Act  of  1934.  These  statements  describe   the
company's future plans, objectives and goals. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from the plans, objectives and goals set forth in this press release. Factors which could materially affect such forward- looking statements can be found in the Company's periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in the Company's Form 10-K for the
year   ended  December  31,  2003.  Shareholders,  potential
investors  and  other readers are urged  to  consider  these
factors   carefully   in  evaluating   the   forward-looking
statements and are cautioned not to place undue reliance on such forward-looking statements.

The forward-looking statements made in this press release are only made as of the date hereof and Waste Services undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Waste Services, Inc. is a multi-regional integrated solid waste services company that provides collection, transfer, disposal and recycling services in the United States and Canada. The company's web site is www.wasteservicesinc.com. Information on the Company's web site does not form part of this press release.

For information contact:

Mark A. Pytosh, Executive Vice President
905-319-6054




                                                       WASTE SERVICES, INC.
                                    UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                     (In thousands of US dollars; except per share amounts)


                                                                         Three Months Ended      Six Months Ended
                                                                              June 30,               June 30,
                                                                         ___________________    __________________
                                                                            2004      2003        2004      2003
                                                                         _________  ________    ________  ________
Revenue.................................................................  $ 72,626  $ 31,282    $122,943  $ 56,562


Operating and other expenses:
   Cost of operations...................................................    49,913    20,430      84,084    37,024
   Selling, general and administrative expense
     exclusive of stock-based compensation..............................    13,959     6,792      25,909    11,521
   Stock-based compensation expense (benefit)...........................       357       120      (1,034)     (177)
   Depreciation, depletion and amortization.............................     7,809     3,566      13,281     6,791
   Foreign exchange gain and other......................................      (283)      392        (373)      357
                                                                         __________ _________   _________ _________

Income (loss) from operations...........................................       871       (18)      1,076     1,046
Interest expense........................................................    12,266     1,667      18,582     2,987
Changes in fair value of warrants pending registration..................       421         -         421         -
Cumulative mandatorily redeemable preferred stock dividends and
   amortization of issue costs..........................................     4,290     2,198       8,309     2,198
                                                                         __________ _________   _________ _________

Loss before income taxes................................................   (16,106)   (3,883)    (26,236)   (4,139)
Income tax provision (benefit)..........................................     2,509      (377)      3,338      (334)
                                                                         __________ _________   _________ _________

Loss before cumulative effect of change in accounting principle.........   (18,615)   (3,506)    (29,574)   (3,805)
Cumulative effect of change in accounting principle, net of provision for income taxes of $134 and $256 for the six months ended
   June 30, 2004 and 2003, respectively.................................         -         -         225       518
                                                                         __________ _________   _________ _________

Net loss................................................................   (18,615)   (3,506)    (29,349)   (3,287)
Deemed dividend on Series 1 Preferred Shares............................         -   (12,489)          -   (21,021)
                                                                         __________ _________   _________ _________

Net loss attributable to Common ShareholderS...........................   $(18,615) $(15,995)   $(29,349) $(24,308)
                                                                         ========== =========   ========= =========
Basic and diluted loss per share:
   Basic and diluted loss per share attributable to Common Shareholders
     before cumulative effect of change in accounting principle........   $  (0.21) $  (0.42)   $  (0.37) $  (0.68)
   Cumulative effect of change in accounting principlE.................          -         -           -      0.01
                                                                         __________ _________   _________ _________

Loss per share - basic and diluted.....................................   $  (0.21) $  (0.42)   $  (0.37) $  (0.67)
                                                                         ========== =========   ========= =========

Weighted average Common Shares outstanding - basic and diluted.........     88,855    37,865      79,736    36,537
                                                                         ========== =========   ========= =========